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                                                                     Exhibit 1.1

                         COMMUNITY NATIONAL CORPORATION

                      LEXINGTON FIRST FEDERAL SAVINGS BANK

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY

                      Up to 299,370 Shares of Common Stock
                           ($1.00 Par Value Per Share)

                                AGENCY AGREEMENT
                                ----------------

                                 ____________, 1997


Trident Securities, Inc.
4601 Six Forks Road, 4th Floor
Raleigh, North Carolina  27609

Ladies and Gentlemen:

         Community National Corporation, a Tennessee corporation (the "Company"), Lexington First Federal Savings Bank (the "Bank"), a federally chartered stock savings bank, the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund ("SAIF"), and Lexington First Federal Mutual Holding Company (the "MHC"), a federally chartered mutual holding company, hereby confirm their agreement (the "Agreement") with Trident Securities, Inc. ("Trident"), as follows:

Introduction
------------

         On December 14, 1992, the Bank reorganized into a mutual holding company structure in a transaction in which the MHC was formed and acquired 62.8% of the issued and outstanding shares of common stock of the Bank. The remaining 37.2% of the outstanding shares of common stock was sold to individuals (the "Public Stockholders"). The foregoing transactions are hereinafter referred to as the "1992 Conversion."

         The Bank and the MHC now desire to eliminate the mutual holding company structure. In furtherance of such elimination, the Boards of Directors of the MHC and the Bank adopted on April 12, 1997, a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the MHC intends to convert from mutual to stock form in a series of transactions involving the following:

               (i)   the Company has been formed as a subsidiary of the Bank;

               (ii) an interim savings bank (the "Interim") will be formed as a subsidiary of the Company;

               (iii) the MHC will convert from a federally chartered mutual holding company
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to an interim federal stock savings bank and simultaneously merge with and into the Bank;

               (iv) the shares of common stock of the Bank owned by the MHC will be canceled and extinguished;

               (v)    the Interim will merge with and into the Bank;

               (vi) based on an independent appraisal of the Bank, the Company will conduct an offering in which it will offer between 221,255 and 299,370 (subject to increase to up to 344,275 shares) shares of common stock, $1.00 par value per share, of the Company (the "Shares") to depositors of the Bank with account balances of $50 or more as of the close of business on December 31, 1995 ("Eligible Account Holders"); to depositors of the Bank with account balances of $50 or more as of the close of business on ____________, 1997 ("Supplemental Eligible Account Holders"); to other members of the MHC, to directors, officers and employees of the Bank; and to the Public Stockholders (the "Subscription Offering");

               (vii) any Shares not sold in the Subscription Offering may be offered for sale to the public in a direct community offering to certain members of the general public with preference given to residents of Henderson County in the State of Tennessee (the "Community Offering") or a syndicated community offering (the "Syndicated Community Offering") (the Subscription Offering, the Community Offering and any Syndicated Community Offering are hereinafter referred to collectively as the "Offerings"); and

               (viii) each share of Bank common stock held by a Public Stockholder will be converted into between 1.639 and 2.550 Shares based upon the final number of Shares issued in the Offerings in order to maintain the Public Stockholders' approximately 39.46% ownership interest in the Bank.

         Upon consummation of the transactions set forth above and the receipt of all necessary regulatory approvals, the Company will be a public company required to file certain reports with, and otherwise comply with the rules and regulations of, the Securities and Exchange Commission (the "Commission") and the Bank will be a wholly-owned subsidiary of the Company.

         The foregoing transactions are hereinafter referred to collectively as the "Conversion."

         The Company has filed with the Commission a Registration Statement on Form SB-2 (File No. 333-31637) (the "Registration Statement") for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, as may have been required to the date hereof. The offering prospectus, which forms a part of the Registration Statement, as amended, on file with the Commission at the time the Registration Statement initially became effective, is hereinafter referred to as the "Prospectus"; provided, however, that if any offering prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and is different from the offering prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the offering prospectus filed pursuant to Rule 424(b) or (c) from and after the time such offering prospectus is filed with the Commission or mailed to the Commission for filing.

         In accordance with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), the MHC has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion on Form AC (the "Conversion Application") and has filed such amendments



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thereto, if any, as may have been required by the OTS. In addition, the Company has filed with the OTS an Application on Form H-(e)1-S (the "Holding Company Application") to acquire and hold the shares of the Bank.

         Each term not defined in this Agreement shall have the meaning given to it in the Prospectus.

         1.  Retention of Trident; Compensation; Sale and Delivery of the
             ------------------------------------------------------------
Shares.
------

                  (a) Subject to the terms and conditions herein set forth, the Company, the Bank and the MHC hereby appoint Trident to serve as their financial advisor to exercise its best efforts to sell the Shares in the Offerings.

         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Trident accepts such appointment. It is acknowledged by the Company, the Bank and the MHC that Trident shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with applicable laws, regulations, decisions or orders. Trident may assemble and manage a selling group of broker-dealers, which are members of the National Association of Securities Dealers, Inc. (the "NASD"), to participate in the solicitation of purchase orders for Shares in the event of a Syndicated Community Offering. Members of such selling group will enter into a selected dealers' agreement (the "Dealers' Agreement"), the form of which is set forth as Exhibit A to this Agreement.

         The obligations of Trident pursuant to this Agreement shall terminate in accordance with Section 8 hereof.

                  (b) Trident shall receive the following compensation for its services hereunder:

                      (i)    A management fee in the amount of $65,000;

                      (ii) For Shares sold by other NASD member firms in the Syndicated Community Offering, if any, pursuant to the Dealers' Agreement, a commission to be agreed upon jointly by Trident and the Bank to reflect market requirements at the time of the stock allocation in the Syndicated Community Offering; and

                      (iii) Trident shall be reimbursed for all allocable expenses incurred by it, including, but not limited to, legal fees, whether or not the Conversion is successfully completed. Reimbursement for such legal fees and other out-of-pocket expenses shall not exceed $10,000, and $10,000, respectively, excluding legal fees and out-of-pocket expenses relating to compliance with state securities or "blue sky" laws and regulations in conducting the Offerings. Trident acknowledges receipt of $10,000 to be applied toward the payment of such expenses. Neither the Company, the Bank nor the MHC shall pay or reimburse Trident for any of the foregoing expenses which are incurred or accrued after Trident shall have notified the Company, the Bank or the MHC of its election to terminate this Agreement pursuant to Section 8 hereof or after such time as the Company, the Bank or the MHC shall have given notice in accordance with Section 8 hereof that Trident is in breach of this Agreement.

         To the extent not previously paid, full payment of Trident's actual and accountable expenses shall be made in next day funds on the Closing Date (as hereinafter defined) or, if the Conversion is not completed and is abandoned or terminated for any reason, within five (5) days of receipt by the Company



                                      - 3 -
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or the Bank of a reasonable accounting from Trident of its expenses provided that the failure to renegotiate will not result in a termination of the Agreement.

         In the event of a resolicitation of subscribers, the parties agree to renegotiate the expense cap on legal fees and out-of-pocket expenses applicable to Trident.

                  (c) The release of Shares against payment therefor shall be made on a date and at a place acceptable to Trident. The date upon which the Company shall release or deliver the Shares sold in the Offerings in accordance with the terms hereof is herein called the "Closing Date." If all conditions precedent to the consummation of the Conversion are satisfied, including, without limitation, the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued the Shares sold in the Offerings and to release for delivery certificates for such Shares as soon as possible after the Closing Date against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 4 hereof shall have been complied with to the reasonable satisfaction of Trident.

         In the event the Company is unable to sell a minimum of 221,255 Shares (or such lesser number of Shares as the OTS may authorize) within the period herein provided (including therein any extension of such period as may be approved by the OTS), the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them, plus accrued interest as set forth in the Prospectus and none of the parties to this Agreement shall thereafter have any obligation to the other parties hereunder, except as set forth in this Section 1 and in Sections 5, 6, 7 and 8 hereof.

         2. Representations and Warranties. The Company, the Bank and the MHC,
            ------------------------------
jointly and severally, represent and warrant to Trident that:

            (a) The 1992 Conversion was conducted in accordance with all applicable OTS and Commission rules and regulations and the MHC and the Bank received all necessary approvals from the OTS and Commission required thereunder.

            (b) The Company has filed with the Commission the Registration Statement, including exhibits, amendments or supplements thereto. The Registration Statement, as amended, was declared effective by the Commission on ____________, 1997. No stop order or equivalent order has been issued with respect to the Registration Statement and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the Commission.

            (c) As of the date of the Prospectus, and at all times subsequent thereto through and including the Closing Date, the Registration Statement and all exhibits, amendments or supplements thereto complied and will comply in all material respects with the 1933 Act and the 1933 Act Regulations. No order has been issued by the Commission preventing or suspending the use of the Prospectus. No action by or for the Commission revoking such action is pending, or to the knowledge of the Company, the Bank or the MHC, threatened.

            (d) As of the date of the Prospectus, and at all times subsequent thereto, through and including the Closing Date, the Registration Statement (as amended) and the Prospectus (as amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations and warranties in this subsection (d) shall not apply to statements or omissions which relate to Trident and which were made



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in reliance upon and in conformity with written information furnished to the
Company, the Bank or the MHC by or on behalf of Trident, expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

            (e) The MHC has filed with the OTS the Conversion Application. The Conversion Application was approved by the OTS on ____________, 1997. No stop order or equivalent order has been issued with respect to the Conversion Application and, to the knowledge of the Company, the Bank and the MHC, no proceedings therefor have been initiated or threatened by the OTS.

            (f) The Conversion Application and all exhibits, amendments or supplements thereto, comply in all material respects with the Conversion Regulations. The Prospectus, which is included in the Conversion Application as
Item 3(b), has been approved for use by the OTS and such approval is in full force and effect. All solicitation and marketing materials which are included in the Conversion Application as Item 3(a) have been approved for use by the OTS and such approval is in full force and effect. No order has been issued by the OTS preventing or suspending the use of the Prospectus. No action by or before the OTS revoking such approval is pending or, to the knowledge of the Company, the Bank or the MHC, threatened.

            (g) The Company has filed with the OTS the Holding Company Application and such Application was approved by the OTS, on ____________, 1997. The Holding Company Application, and all exhibits, amendments or supplements thereto, comply in all material respects with applicable OTS regulations.

            (h) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. The Charter and Bylaws of the Company comply in all material respects with applicable laws and regulations. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect upon the business or operations of the Company. All of such licenses, permits and other governmental authorizations are in full force and effect, and the Company is in all material respects in compliance therewith. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on its condition, financial or otherwise, or its business, operations or income on a consolidated basis.

            (i) The Bank is a stock savings bank duly organized and validly existing under the laws of the United States with full power and authority to own its properties and conduct its business as described in the Prospectus. The Charter and Bylaws of the Bank comply in all material respects with applicable laws and regulations. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect upon the business or operations of the Bank. All of such licenses, permits and other governmental authorizations are in full force and effect, and the Bank is in all material respects in compliance therewith. The deposit accounts of the Bank are insured up to applicable limits by the FDIC. The Bank is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati. The Bank is duly qualified as a foreign corporation to transact business and is in good standing or is exempt from such qualification in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material



                                     - 5 -
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adverse effect on its condition, financial or otherwise, or its business, operations or income on a consolidated basis.

            (j) The MHC is a mutual holding company duly organized and validly existing under the laws of the United States with full power and authority to own its properties and conduct its business as described in the Prospectus. The Charter and Bylaws of the MHC comply in all material respects with applicable laws and regulations. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect upon the business or operations of the MHC. All of such licenses, permits and other governmental authorizations are in full force and effect, and the MHC is in all material respects in compliance therewith. The MHC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on its condition, financial or otherwise, or its business, operations or income on a consolidated basis.

            (k) The authorized capital stock of the Bank consists of 2,000,000 shares of preferred stock, none of which are issued, and 8,000,000 shares of common stock, par value $1.00 per share, 135,000 of which are owned by the MHC, free, clear and unencumbered, and 87,993 of which are owned of record by Public Stockholders. All issuances and sales by the Bank of its securities prior to the date hereof were either (i) registered under the 1933 Act, or (ii) exempt from registration under the 1933 Act, and all such issuances and sales complied in all respects with the provisions of all applicable federal and state securities laws.

            (l) The Plan has been duly and validly adopted by the Boards of Directors of the Company, the Bank and the MHC. Prior to the Closing Date, the Plan will be duly and validly approved by the members of the MHC and the stockholders of the Bank.

            (m) Prior to the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws and regulations, including all items, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Bank and the MHC by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus; provided, however, that no representation or warranty is made with respect to any action on the part of Trident or its agents. As of the date of this Agreement, to the knowledge of the Company, the Bank and the MHC, no person has sought to obtain review of the final action of the OTS in approving the Plan or the Conversion Application pursuant to the Home Owners' Loan Act (the "HOLA") or any other statute or regulation.

            (n) Except as disclosed in the Prospectus, neither the Company, the Bank nor the MHC owns of record or beneficially any equity securities of, or an equity interest in, any entity or business enterprise.

            (o) The Company, the Bank and the MHC each has good title to all assets material to its respective businesses and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except as set forth in the Prospectus or as are not materially significant or important in relation to the business of the Company, the Bank and the MHC taken as a whole. All of the leases and subleases material to the business of the Company, the Bank, and the MHC under which any one of them holds property, including those set forth in the Prospectus, are in full force and effect as described therein.



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                  (p) This Agreement has been duly and validly authorized,
executed and delivered by the Company, the Bank and the MHC. Assuming due execution and delivery by Trident, this Agreement constitutes the valid and legally binding obligation of the Company, the Bank and the MHC enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (q) The Company, the Bank and the MHC have received the opinion of Housley Kantarian & Bronstein, P.C., special counsel to the Company, the Bank and the MHC ("Special Counsel"), to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the opinion of Arnold, Spain & Company, P.C., to the effect that the Conversion will not be a taxable transaction under the laws of the State of Tennessee. The facts relied upon by such firms as set forth in such opinions are accurate and complete as of the date of such opinions.

                  (r) The Company, the Bank and the MHC have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to perform all of their respective obligations hereunder and to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing sentence, on or before the Closing Date, the Company will have the power, authority, authorizations, approvals and orders to issue and sell the Shares in accordance with this Agreement, the Plan and the Prospectus.

                  (s) Neither the Company, the Bank nor the MHC is in violation of any rule or regulation of the OTS or the FDIC or any other agency which might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets or properties of the Company, the Bank and the MHC taken as a whole. Neither the Company, the Bank nor the MHC is subject to any directive from the OTS or the FDIC (or their predecessors) or any other agency to make any change in the method of conducting its business or affairs. Each of the Company, the Bank and the MHC has conducted its business in material compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the FHLB of Cincinnati, the OTS and the FDIC, or their predecessors). Except as set forth in the Registration Statement and the Prospectus, there is not pending or, to the knowledge of the Company, the Bank or the MHC, threatened any litigation, charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body which, individually or in the aggregate, might materially affect the performance of the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby or which, individually or in the aggregate, might result in any material adverse change in the condition (financial or otherwise), business or results of operations of the Company, the Bank and the MHC, taken as a whole.

                  (t) The statements of financial condition of the Bank as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows of the Bank for each of the years ended December 31, 1996 and 1995, which were examined and reported upon by Arnold, Spain & Company, P.C., independent certified public accountants, and complete copies of which are included in the Registration Statement and the Prospectus, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be otherwise noted in the footnotes thereto) and fairly present the financial position of the Bank at such dates and the results of its operations, its stockholders' equity and its cash flows for such periods. The statement of financial condition as of June 30, 1997, of the Bank and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the six months ended June 30, 1997 and 1996,



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complete copies of which are included in the Registration Statement and the
Prospectus, have been prepared in conformity with generally accepted accounting principles for interim financial statements applied on a consistent basis (except as may be otherwise noted in the footnotes thereto) and fairly present the financial position of the Bank at such date and the results of its operations, its stockholders' equity and its cash flows for such periods. The tabular information in the Prospectus fairly presents the information purported to be shown thereby at the respective dates and for the respective periods covered thereby.

                  (u) The capitalization, assets, properties and business of the Company, the Bank and the MHC conform in all material respects to the descriptions thereof contained in the Prospectus as of the dates specified. Since such dates, there have been no material adverse changes in either the condition (financial or otherwise) of the Company, the Bank and the MHC taken as a whole, or in the assets, properties, operations or earnings of the Company, the Bank and the MHC, taken as a whole. The Company, the Bank and the MHC, taken as a whole, have no material contingent liabilities of any kind, except as set forth in the Prospectus.

                  (v) No material default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of the Company, the Bank or the MHC, in the due performance and observance of any term, covenant or condition of any agreement which is material to the condition (financial or otherwise) of the Company, the Bank, and the MHC, taken as a whole. Such agreements are in full force and effect. No other party to any such agreement has instituted or, to the knowledge of the Company, the Bank or the MHC, threatened any action or proceeding wherein the Company, the Bank or the MHC is alleged to be in default thereunder.

                  (w) Neither the Company, the Bank nor the MHC is in violation of its respective Charter or Bylaws or in default in any respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness by which it is bound, except where such default would not materially and adversely affect the condition (financial or otherwise) or operations of the Company, the Bank and the MHC, taken as a whole. The execution, delivery and performance of this Agreement by the Company, the Bank and the MHC and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the Charter or Bylaws of the Company, the Bank or the MHC, as applicable, or (ii) in any respect violate, conflict with or constitute a breach of, or a default (or an event which, with notice or lapse of time, or both, would constitute a default), except where such violation, conflict, breach or default would not materially and adversely affect the condition (financial or otherwise) or operations of the Company, the Bank and the MHC, taken as a whole under (I) any agreement, indenture or other instrument by which the Company, the Bank or the MHC is bound, or (II) any governmental license or permit or any law, administrative regulation or authorization, approval, court decree, injunction or order.

                  (x) Subsequent to the respective dates as of which information is given in the Prospectus and before the Closing Date, except as otherwise may be specifically provided for in this Agreement, neither the Company, the Bank nor the MHC will (i) issue any securities or incur any liability or obligation, direct or contingent for borrowed money, except (I) the shares of common stock to be issued by the Company in the Conversion and (II) borrowings from the FHLB of Cincinnati and other borrowings and liabilities in the ordinary course of business, including, but not limited to, borrowings in the form of deposits, or
(ii) enter into any other transaction not it the ordinary course of business which is material in light of the businesses and properties of the Company, the Bank and the MHC, taken as a whole.

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                  (y) On the Closing Date, the authorized, issued and
outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization."

                  (z) When issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable, will conform in all material respects to the description thereof set forth in the Registration Statement and the Prospectus and will be issued in compliance in all material respects with all applicable securities laws. The issuance of the Shares is not subject to preemptive rights. Upon issuance of the Shares thereof against payment therefor, purchasers shall have good title to such Shares free and clear of all claims, encumbrances, security interests and liens caused or created by any act or omission of the Company whatsoever. The certificates evidencing the Shares will conform in all material respects to the requirements of applicable laws and regulations.

                  (aa) Neither the Company, the Bank nor the MHC has: (i) placed any securities within the last 18 months (except for notes to evidence bank loans and mortgage-backed securities in the ordinary course of business); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Conversion and routine purchases and sales of securities for or from its portfolio; (iii) an officer or director who has any affiliation with the NASD; (iv) entered into a financial or management consulting agreement, except as contemplated hereunder or (iv) engaged any intermediary between Trident and the Company in connection with any offering of the Shares, and no person is being compensated in any manner for such service.

                  (bb) Appropriate arrangements for placing the funds received from subscriptions for Shares in a segregated interest-bearing account with the Bank until all Shares are paid for (the "Escrow Account") have been made, with provision (i) for prompt refund to subscribers if the transactions contemplated by the Plan and the Prospectus are otherwise not consummated or (ii) for delivery to the Company if the transactions contemplated by the Plan and the Prospectus are consummated.

                  (cc) No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares, except the approval of the OTS and the Commission, the approval of the reasonableness of Trident's compensation by the NASD, and as may be otherwise required under the securities laws of various states.

                  (dd) All contracts and other documents required to be filed as exhibits to the Conversion Application and the Registration Statement have been filed with the OTS and the Commission, respectively.

                  (ee) Arnold, Spain & Company, P.C., the public accounting firm which has certified the financial statements of the Bank included in the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  (ff) Since January 1, 1986, each of the Company, the Bank and the MHC has (i) timely filed all required federal and state tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities, (ii) paid all taxes that have become due, and (iii) made adequate reserves for similar current tax liabilities, except where the failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition (financial or otherwise) or operations of the Company, the Bank and the MHC taken as a whole.

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                  (gg) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use in connection with the Conversion are believed to be reliable and accurate in all material respects.

                  (hh) Ferguson & Company (the "Appraiser"), the corporation which prepared an appraisal of the estimated pro forma fair market value of the Bank and the MHC, is independent with respect to each of them within the meaning of the Conversion Regulations.

                  (ii) The Company, the Bank and the MHC are in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 as amended, and the regulations and rules thereunder.

                  (jj) All supplemental sales literature, including but not limited to, marketing materials, used by the Company in connection with the Offerings, which is required by the Conversion Regulations to be filed with the OTS or by the 1933 Act Regulations to be filed with the Commission, has been filed with and cleared by the OTS and the SEC.

                  (kk) To their knowledge, the Company, the Bank and the MHC are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company, the Bank nor the MHC has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law, except for violations which, if asserted, would not have a material adverse affect on the Company, the Bank and the MHC, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending, or, to the best knowledge of the Company, the Bank and the MHC threatened against the Company, the Bank or the MHC relating to environmental protection, nor does the Company, the Bank or the MHC have any reason to believe any such proceedings may be brought against any of them. To the knowledge of the Company, the Bank and the MHC, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, at or about any of the facilities or properties owned or leased by the Company, the Bank or the MHC.

                  (ll) Neither the Company, the Bank, the MHC, nor the employees of the Company, the Bank or the MHC has made any payment of funds of the Company, the Bank or the MHC as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         Any certificate signed by an officer of the Company, the Bank or the MHC and delivered to Trident or its counsel that refers to this Agreement and is referred to therein as a "representation" or "warranty" shall be deemed to be a representation and warranty by the Company, the Bank and the MHC, respectively, to Trident and its counsel as to the matters covered thereby, with the same effect as if such representation and warranty was set forth herein.

         Trident represents and warrants to the Company, the Bank and the MHC that:

                  (i) Trident is registered as a broker-dealer with the Commission, and is in good standing with the Commission and the NASD.

                  (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company, the Bank and the MHC hereunder.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 5 and 6 hereof may be unenforceable as against public policy or pursuant to Section 23A).

                  (iv) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

                  (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument to which Trident is a party or by which it or its property is bound.

                  (vi) Any funds received by Trident to purchase Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer (provided that for this purpose, Trident shall not regard any action as "threatened" unless the Commission, the NASD, or any state securities commission or such court has manifested to the management of Trident or to its counsel the present intention to initiate such action or proceeding).

         3. Covenants and Agreements. The Company, the Bank and the MHC covenant
            ------------------------
and agree that:

            (a) The Company will deliver to Trident, from time to time, such number of copies of the Prospectus as Trident may reasonably request. The Company hereby authorizes and directs Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

            (b) The MHC will notify Trident immediately upon obtaining knowledge of the following, and confirm the notice in writing: (i) when any amendment to the Conversion Application is filed with the OTS or when any supplement to the Prospectus is filed with the OTS; (ii) of the issuance by the OTS of any stop order relating to the Conversion Application or the Prospectus or of the initiation or the threat of any proceedings for such purpose; (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; and
(iv) of the receipt of any comments from the OTS relating to the Conversion Application or the Prospectus. In the event the OTS enters a stop order relating to the Conversion Application or the Prospectus at any time, the MHC will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

            (c) The Company will notify Trident immediately upon obtaining knowledge of the following, and confirm the notice in writing: (i) when any amendment to the Registration Statement is filed with the Commission or when any supplement to the Prospectus is filed with the Commission; (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or the Prospectus or of the initiation or the threat of any proceedings for such purpose; (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; and
(iv) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus. In the event the Commission enters a stop order relating to the Registration Statement or the Prospectus at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

            (d) During the time when the Prospectus is used in connection with the offer and sale of the Shares, the Company, the Bank and the MHC will comply in all material respects with all applicable requirements of the 1933 Act and the 1933 Act Regulations, as now in effect and as hereafter amended, as from time to time in force, so far as is necessary to permit the continuance of offers and sales of or dealings in the Shares, in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is used in connection with the offer and sale of the Shares, any event relating to or affecting the Company, the Bank or the MHC shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Company, the Bank or the MHC and counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, the Company, the Bank and the MHC shall forthwith prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company, the Bank and the MHC will not file or use any amendment or supplement to the Conversion Application, the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or as to which Trident shall reasonably object after having been furnished such copy. For the purpose of this subsection (d), the Company, the Bank and the MHC shall furnish such information with respect to themselves as Trident from time to time reasonably may request.

            (e) The Company will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the state securities or "blue sky" laws of such jurisdictions as Trident and the Company may agree upon; provided, however, that the Company will not be obligated to qualify as a foreign corporation under the laws of any such jurisdiction. In each jurisdiction in which such qualification or registration will be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, will file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

            (f) The Company shall file with the Commission a registration statement for the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the completion of the Conversion and such registration statement will become effective upon filing with the Commission, and the Company will maintain the effectiveness of such registration under Section 12(g) of the Exchange Act for not less than three years or such shorter period as may be permitted by law.

            (g) For a period of three years from the date of this Agreement or for such shorter period of time during which the Company has a class of securities registered under the Exchange Act, the Company will furnish the following to Trident:

                  (i) As soon as publicly available after the end of each fiscal year, a copy of the Annual Report of the Company to stockholders for such year;

                  (ii) As soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and

                  (iii) From time to time, such other public information concerning the Bank and the Company as Trident may reasonably request.

            (h) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

            (i) The Company will not deliver the Shares until each and every condition set forth in Section 4 hereof has been satisfied in full, unless such condition is waived in writing by Trident.

            (j) The Company, the Bank and the MHC will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

            (k) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of the Shares in the event of a complete liquidation of the Bank.

            (l) The Company and the Bank will not sell, issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than
(i) the Shares, (ii) the shares of common stock to be issued to the Bank's Public Stockholders in exchange for their shares of Bank Common Stock or (iii) other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

            (m) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on The Nasdaq Stock Market or over-the-counter through the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. effective on or prior to the Closing Date.

            (n) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

            (o) The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within 90 days of the Closing Date or as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") pursuant to the requirements of the BHCA.

            (p) Neither the Company, the Bank nor the MHC will amend the Plan without notifying Trident prior thereto.

            (q) The Company, the Bank and the MHC shall assist Trident, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide Trident with any information necessary to assist the Company in allocating the Shares in such event ("Allocation Instructions"), and to the knowledge of the Company, the Bank and the MHC, such information shall be accurate and reliable in all respects.

         4. Conditions of Trident's Obligations. The obligations of Trident set
            -----------------------------------
forth in this Agreement shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company, the Bank and the MHC made pursuant to the provisions hereof, to the performance by the Company, the Bank and the MHC of their respective covenants and obligations hereunder and to the following additional conditions:

            (a) On the Closing Date, the Company, the Bank and the MHC will have satisfied the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with, the Plan, the Conversion Regulations and all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and conditions precedent to the Conversion imposed by the OTS.

            (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement or, with Trident's consent, at a later time and date. At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the Commission, the OTS, the FDIC, or any state authority.

            (c) On the Closing Date, Trident shall receive an opinion of Special Counsel as to matters of the Federal law of the United States and the Tennessee Business Corporation Act and an opinion of __________ as to matters of Tennessee law, each dated as of the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to Trident and substantially to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the Tennessee Business Corporation Act and its Charter and Bylaws comply in all material respects with the Tennessee Business Corporation Act.

          (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as such properties and business are described in the Registration Statement and the Prospectus.

          (iii) The Bank is a stock savings bank validly existing under the Home Owners' Loan Act with full corporate power and authority to own its properties and conduct its business as described in the Prospectus. To the actual knowledge of Special Counsel, the Bank has obtained all federal banking licenses, permits and other federal banking governmental authorizations currently required for the conduct of its business as described in the Prospectus, all of which are in full force and effect, except where the failure to obtain such licenses, permits or governmental authorizations would not have a material adverse effect on the Company, the Bank and the MHC taken as a whole. The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and the Bank is a member of the FHLB of Cincinnati.

          (iv) The MHC is a mutual holding company validly existing under the Home Owners' Loan Act with full corporate power and authority to own its properties and conduct its business as such properties and business are described in the Prospectus. To the actual knowledge of Special Counsel, the MHC has obtained all federal banking licenses, permits and other federal banking governmental authorizations currently required for the conduct of its business as described in the Prospectus, all of which are in full force and effect, except where the failure to obtain such licenses, permits or governmental authorizations would not have a material adverse effect on the Company, the Bank and the MHC taken as a whole.

          (v) Upon consummation of the Conversion, the Bank will have authorized and outstanding common stock within the range set forth in the Prospectus and the description of such common stock in the Prospectus is accurate in all material respects.

          (vi) The Plan complies in all material respects with the Conversion Regulations (or appropriate waivers have been obtained) and has been duly and validly approved and adopted by the Boards of Directors of the Company, the Bank and the MHC, the members of the MHC and the stockholders of the Bank. To the knowledge of Special Counsel, no person has sought to obtain review of the final action of the OTS in approving the Plan or the Conversion Application pursuant to the HOLA or any other applicable statute or regulation.

          (vii) To the actual knowledge of Special Counsel, the Conversion will not result in the termination of the insurance of the Bank's accounts by the FDIC. To the actual knowledge of Special Counsel, no proceedings for the termination or revocation of FDIC insurance of accounts are pending or threatened. The description of the liquidation account as set forth in the Prospectus under the caption "Liquidation Rights" has been reviewed by Special Counsel and, insofar as it constitutes a description of applicable law, is accurate in all material respects.

          (viii) This Agreement has been duly and validly executed and delivered by each of the Company, the Bank and the MHC. The execution and delivery of this Agreement by the

Company, the Bank and the MHC and the consummation of the Conversion and Reorganization have been duly and validly authorized by all necessary corporate action on the part of each of the Company, the Bank and the MHC. This Agreement (assuming due execution and delivery by Trident) is a legal, valid and binding obligation of each of the Company, the Bank and the MHC, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited (A) by bankruptcy, insolvency, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions whose accounts are insured by the FDIC or savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, (B) by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law or (C) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 5 and 6 hereof may be unenforceable as against public policy or applicable law, as to which no opinion need be rendered it being understood, however, that the foregoing shall mean only that if there is a default in performance of an obligation (a) if a failure to pay or other damage can be shown and (b) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then subject to the availability of defenses and the aforesaid exceptions, the court will provide a money damage (or perhaps injunctive relief or specific performance) remedy.

          (ix) Each of the Company, the Bank and the MHC has all such corporate power and authority to perform all of their respective obligations under Section 3 of this Agreement and to consummate the Conversion. Subject to the satisfaction of the conditions to the OTS' approval of the Conversion Application and the Holding Company Application, (A) the Company has the corporate power and authority, to enable the Company to offer, issue and sell the Shares in accordance with the Plan and the Prospectus, (B) the OTS has approved the Holding Company Application and issued its order of approval under the savings and loan holding company provisions of the HOLA, and (C) no action has been taken, and to the actual knowledge of Special Counsel, none is pending or threatened, to revoke any such authorization or approval.

          (x) Except as set forth in the Prospectus, to the actual knowledge of Special Counsel (A) there is not pending or threatened any litigation, charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body which would have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company, the Bank and the MHC taken as a whole, (B) neither the Company, the Bank nor the MHC is in violation of its respective Charter or Bylaws and (C) no material default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of either the Company, the Bank or the MHC in any material respect in the performance of any material obligation, agreement or condition contained in any material contract or agreement, indenture or other instrument filed as an exhibit to the Registration Statement, except where such a violation would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company, the Bank and the MHC taken as a whole.

          (xi) The execution, delivery and fulfillment of the terms of this Agreement and the consummation of the Conversion (A) do not and will not violate or conflict with the respective Charter or Bylaws of the Company, the Bank and the MHC or (B) to the knowledge of Special Counsel, in any material respect, violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under (I) any material agreement, indenture or other instrument filed as an exhibit to the Registration Statement or (II) any federal banking law (except as may be otherwise required under the securities or "blue sky" laws of various jurisdictions in which the Shares are offered and as may be required under the rules and regulations of the NASD), except where such violation, conflict, breach or default would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company, the Bank and the MHC taken as a whole.

          (xii) At the time of the consummation of the Conversion, the Shares subscribed for will have been duly and validly authorized for issuance by all necessary corporate action on the part of the Company. Assuming compliance with applicable state securities or "blue sky" laws, the Shares to be issued and sold by the Company, when the purchase orders have been accepted and the purchase price for the Shares has been paid in money as specified in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable. Upon the payment of the purchase price in money as specified in the Registration Statement and upon compliance with the other terms and conditions of the orders, the purchasers shall receive good title with respect to the Shares thereto purchased, free and clear of all claims, encumbrances, security interests and liens caused or created by any act or omission of the Company whatsoever. Except for the subscription rights under the Plan and options issued under the 1993 Stock Option Plan or as otherwise disclosed in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase Shares, or any restriction upon the voting of any common shares of the Company. The terms and provisions of the Shares conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus, and certificates evidencing the Shares are in due and proper form under Tennessee law.

          (xiii) Except where appropriate waivers have been received and with respect to certain post-Conversion reports and any other actions required to be performed after the Closing Date, the Company, the Bank, and the MHC have, in all material respects, satisfied, to the actual knowledge of Special Counsel, the conditions of approval of the Conversion Application and the Holding Company Application contained in the approval letters dated __________ ____, 1997 and __________ ____, 1997, respectively.

          (xiv) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares, except (i) the approval of the OTS, (ii) the approval of the Commission, (iii) as may be otherwise required under the securities laws of various jurisdictions and (iv) as may be required under the rules and regulations of the NASD.

          (xv) The statements in the Prospectus under the captions "Dividend Policy," "The Conversion," "Regulation," "Taxation," "Restrictions on Acquisition of the Company" and "Description of Capital Stock of the Company," insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by Special Counsel and are correct in all material respects.

          (xvi) Special Counsel has been advised by the Staff of the Commission that the Registration Statement is effective under the 1933 Act and, to the knowledge of Special Counsel, no stop order suspending the effectiveness has been issued under the 1933 Act and no proceedings therefor been initiated or threatened by the Commission.

          (xvii) The Conversion Application has been approved by the OTS, and the Prospectus has been authorized for use by the OTS. To the actual knowledge of Special Counsel, no proceedings are pending by or before the OTS seeking to revoke or rescind the orders declaring the Conversion Application or the Prospectus effective and no such proceedings are, to Special Counsel's knowledge, contemplated or threatened.

          (xviii) The Conversion Application and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of the Conversion Regulations and the rules and regulations of the OTS, except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information and information with respect to Trident included therein, as to which an opinion need not be expressed. The Registration Statement and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information and information with respect to Trident included therein, as to which an opinion need not be expressed. To the actual knowledge of Special Counsel, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement (in each case as amended or supplemented, if so amended or supplemented) have been so filed or a waiver from such filing has been obtained. The description in the Conversion Application and the Registration Statement of such documents and exhibits is accurate in all material respects and presents fairly the information required to be shown.

     In giving the foregoing opinion, Special Counsel may rely, as to matters of fact, on certificates of officers of the Company, the Bank and the MHC and on certificates of public officials delivered pursuant hereto and as to matters particularly within the knowledge and scope of representation of local counsel, on the opinion of qualified local counsel satisfactory to Trident; provided, however, that Special Counsel shall state that Special Counsel has no reason to believe that it and Trident are not justified in relying on the opinion of such local counsel. For purposes of the opinion, Special Counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Bank and the MHC.

     Such opinion of Special Counsel shall be governed by, and interpreted in accordance with, the Legal Opinion Accord of the American Bar Association Section of Business Law (1991) (the "Accord"), and references in such opinion to Special Counsel's "actual knowledge" may be limited to "actual knowledge" as defined in the Accord. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist. In rendering such opinion, Special Counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise, and Special Counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company, the Bank and the MHC of this Agreement or the issuance of the Shares.

          (c) On the Closing Date, Trident shall receive a letter of Special Counsel, dated as of the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to Trident, to the effect that, during the preparation of the Registration Statement, and the Prospectus, such counsel participated in conferences with management of, and the independent public accountants for, the Bank and representatives of Trident and its counsel, and while such counsel has not undertaken to determine independently, and does not assume the responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel may state that based upon such conferences, nothing has come to Special Counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information solely with respect to Trident included therein, and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein, as to which Special Counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or that the Prospectus, as amended (except as to information solely with respect to Trident included therein, and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein, as to which Special Counsel need express no view), as of its date and on the date hereof contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Counsel for Trident shall have been furnished such documents as such counsel reasonably may require for the purpose of enabling such counsel to review or pass upon the matters required by Trident and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including, but not limited to, resolutions of the Boards of Directors of the Company, the Bank and the MHC regarding the authorization of this Agreement and the transactions contemplated hereby.

          (e)  Prior to and at the Closing Date, in the reasonable opinion of
Trident: (i) there shall have been no material adverse change in the financial or other condition of the Company, the Bank or the MHC from that as of the latest date as of which such condition is set forth in the Prospectus except as referred to therein; (ii) there shall have been no material transaction entered into by the Company, the Bank or the MHC from the latest date as of which the financial condition of the Company, the Bank and the MHC is set forth in the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary course of business; (iii) the Company, the Bank or the MHC shall not have received from the OTS any direction (oral or written) to make any material change in the method of conducting their respective businesses with which it has not complied (which direction if any, shall have been disclosed to Trident) or which materially and adversely would affect the business, operations, financial condition or income of the Company, the Bank and the MHC taken as a whole; (iv) no action, suit or proceeding, at law or in equity, or before or by any federal or state commission, board or other administrative agency, or before any arbitrator or arbitrators, shall be pending or, to the knowledge of the Company, the Bank or the MHC, threatened against the Company, the Bank or the MHC or affecting any of their respective assets wherein an unfavorable decision, ruling or finding materially and adversely would affect the business, operations, financial condition or income of the Company, the Bank and the MHC taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or "blue sky" laws of each jurisdiction upon which Trident and the Company shall have agreed.

          (f) At the Closing Date, Trident shall receive a certificate of the President and the Principal Financial Officer of each of the Company, the Bank and the MHC (hereinafter referred to as the "Officers") on behalf of the Company, the Bank and the MHC, dated the Closing Date, to the effect that: (i) the Officers have carefully examined the Prospectus and, at the time the Prospectus became authorized for use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including, without limitation, any material adverse change in the business, financial condition, income or operations of the Bank; (iii) since the date the Prospectus became authorized for use, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (e) of this Section 4 have been satisfied; (iv) no order has been issued by the Commission or the OTS to suspend the effectiveness of the Prospectus or to terminate the Offerings and, to the knowledge of the Officers, no action for such purposes has been instituted or threatened by the Commission or the OTS; (v) to the knowledge of the Officers, no person has sought to obtain review of the final action of the OTS approving the Plan pursuant to Section 5(i)(2)(B) of the HOLA; and (vi) all of the representations and warranties contained in Section 2 hereof are true and correct with the same force and effect as though expressly made on the Closing Date and all of the covenants and obligations of the Company, the Bank and the MHC set forth in this Agreement have been fulfilled.

          (g) At the Closing Date, Trident shall, if it has not already received, receive, among other documents, (i) a copy of the order from the Commission declaring the Registration Statement effective; (ii) a copy of the letters from the OTS approving the Conversion Application and authorizing the use of the Prospectus; and (iii) a copy of the letter from the OTS approving the Holding Company Application.

          (h) Concurrently with the execution of this Agreement, Trident shall have received a letter from Arnold, Spain & Company, P.C., independent certified public accountants, dated the date hereof and addressed to Trident, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

          (i) At the Closing Date, Trident shall receive a letter in form and substance reasonably satisfactory to counsel for Trident from Arnold, Spain & Company, P.C., independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

          (j) All opinions, certificates, letters and documents prepared for Trident's reliance shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident, satisfactory to Trident. Any certificates signed by an officer or director of the Company, the Bank or the MHC prepared for Trident's reliance and delivered to Trident or to counsel for Trident that specifically references this Agreement, shall be deemed a representation and warranty by the Company, the Bank and the MHC to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement in accordance with the foregoing, the Bank shall reimburse Trident for its accountable expenses as provided in Section 1 hereof.

     5.   Indemnification.
          ---------------

          (a) The Company, the Bank and the MHC, jointly and severally, hereby agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the Exchange Act:

               (i) Against any and all loss, liability, claim, damage and expense whatsoever, including but not limited to, legal fees and expenses, reasonably incurred by any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) (A) arising out of or based upon any breach of any representation or warranty by the Company, the Bank or the MHC contained in this Agreement, (B) arising out of or based upon the failure of the Company, the Bank or the MHC to fulfill any covenant or obligation set forth in this Agreement, or (C) arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (I) the Registration Statement, the Conversion Application, the Holding Company Application or the Prospectus or (II) any other document or communication prepared or executed by or on behalf of the Company, the Bank or the MHC and based upon written information furnished by or on behalf of the Company and the Bank or the MHC with the consent of the Company, the Bank or the MHC to qualify the Shares under the securities laws of the United States or any state or filed with the Commission or the OTS (in this Section 5, collectively called the "Application"), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Bank or the MHC with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement, Conversion Application, the Holding Company Application, the Proxy Statement, the Prospectus or any Application, or any amendment or supplement thereof. This indemnity shall be in addition to any liability the Company, the Bank or the MHC may have to Trident otherwise;

               (ii) Against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission referenced in subsection (i) of this Section 6(a), or any alleged untrue statement or omission referenced in subsection (i) of this
Section 6(a), if such settlement is effected with the prior written consent of the Company, the Bank or the MHC; and

               (iii) Against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) the Allocation Instructions or (B) any records of any account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion.

          (b) Trident hereby agrees to indemnify and hold harmless the Company, the Bank and the MHC, their respective officers, directors and the employees and each person, if any, who controls the Company, the Bank or the MHC within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company, the Bank and the MHC to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus, the Proxy Statement, the Registration Statement, the Conversion Application, the Holding Company Application or the Application, as amended or supplemented, in reliance upon, and in conformity with, written information furnished to the Company, the Bank or the MHC with respect to Trident by or on behalf of Trident expressly for use in the Prospectus, the Proxy Statement, the Registration Statement, the Conversion Application, the Holding Company Application or the Application, as amended or supplemented; or
(B) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident.

          (c)  Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; provided, however, that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party unless the failure to provide such notice to the indemnifying party results in the forfeiture by such party of substantial rights or defenses. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation, except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel, unless: (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel, or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel) that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 5 if any settlement of any such action is effected without such indemnifying party's consent.

     6.   Contribution.
          ------------

          (a) The parties agree that the provisions of this Section 6 shall apply to the fullest extent permitted by Sections 23A and 23B of the Federal Reserve Act. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 5 hereof is for any reason held to be unavailable to Trident other than in accordance with its terms, the Company, the MHC and the Bank on the one hand and Trident on the other shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by such indemnity incurred by the Company, the Bank and/or the MHC and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Bank and/or the MHC, on the one hand, and Trident, on the other, from the offering of the Shares or, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Bank and/or the MHC, on the one hand, and Trident, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Bank and/or the MHC, on the one hand, and Trident, on the other, shall be deemed to be in the same proportions as the total proceeds from the sale of the Shares (before deducting expenses) received by the Company, the Bank and/or the MHC bear to the total fees received by Trident under this Agreement. The relative fault of the Company, the Bank and/or the MHC, on the one hand, and Trident, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank and/or the MHC or by Trident, the relative intent of the parties, the knowledge of the parties, access to information and opportunity to correct or prevent such statement or omission.

          (b) The Company, the Bank, the MHC and Trident agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     7. Survival of Agreements, Representations and Indemnities. The
        -------------------------------------------------------
respective indemnities of the Company, the Bank and the MHC and of Trident and the representations and warranties of the Company, the Bank and the MHC set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company, the Bank or the MHC or any controlling person or indemnified party referred to in Section 5 hereof, and shall survive any termination of this Agreement and/or the issuance of the Shares. Any successor or assign of Trident, the Company, the Bank or the MHC, any controlling person and any legal representative of Trident, the Company, the Bank or the MHC shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations contained in this Agreement.

     8.   Termination.
          -----------

          (a) The obligations of Trident pursuant to this Agreement shall terminate upon the earliest to occur of (i) completion, termination or abandonment of the Plan by the Company, the Bank or the MHC, (ii) termination of the Offerings, or (iii) 45 days after the completion of the Offerings unless extended by agreement of all parties.

          (b) Notwithstanding the foregoing, Trident may terminate this Agreement by giving notice at any time after this Agreement becomes effective, as follows:

               (i) If the obligations of Trident cannot, in the reasonable opinion of Trident, be fulfilled because of the material breach of any of the representations or warranties contained in Section 2 hereof, the failure by the Company, the Bank or the MHC to perform their covenants and obligations under this Agreement or the failure of the Company, the MHC or the Bank to fulfill any of the other conditions set forth under Section 4 hereof.

               (ii) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets, such as to make impracticable, in the reasonable opinion of Trident, proceeding with the Offerings; or if trading on the New York Stock Exchange shall have been suspended or if limits in prices or volumes or the manner of trading shall have been imposed by the New York Stock Exchange; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company, the Bank or the MHC; or if the Company, the Bank or the MHC shall have sustained a material or substantial loss by, but not limited to, fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition or prospects of the Company, the Bank or the MHC; or if Trident elects to terminate this Agreement under any other Section of this Agreement.

               (iii) If Trident elects to terminate this Agreement as provided in this Section 8(b), the Company, the MHC and the Bank shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

          (c)  (i)      The Company, the Bank or the MHC may terminate this
Agreement by giving notice of a material breach of this Agreement by Trident at any time after this Agreement becomes effective.

               (ii) If the Company, the Bank or the MHC elects to terminate this Agreement as provided in this Section 8(c), Trident shall be notified promptly by the Company, the Bank or the MHC by telephone or telegram, confirmed by letter.

          (d) If this Agreement is terminated for any of the reasons set forth in this Section 8, the Company, the MHC or the Bank shall reimburse Trident for any expenses incurred by Trident which are reimbursable in accordance with
Section 1 hereof.

          9. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and:

If sent to Trident, shall be mailed, delivered or telegraphed and confirmed by letter to:

               Mr. R. Lee Burrows
               Trident Securities, Inc.
               4601 Six Forks Road, 4th Floor
               Raleigh, North Carolina  27609

with a copy to:

               Charles E. Sloane, Esq.
               Malizia, Spidi, Sloane & Fisch, P.C.
               1301 K Street, N.W.
               Suite 700 East
               Washington, D.C.  20005

If sent to the Company, the MHC or the Bank, shall be mailed, delivered or telegraphed and confirmed by letter to:

               Mr. Howard W. Tignor
               Lexington First Federal Savings Bank
               19 Natchez Trace Drive
               Lexington, Tennessee 38351

with a copy to:

               Howard S. Parris
               Housley Kantarian & Bronstein, P.C.
               Suite 700
               1220 19th Street N.W.
               Washington, D.C. 20036

          10.  Parties. The Company, the Bank and the MHC shall be entitled to
               -------
act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned. Trident shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Company, the Bank or the MHC, when the same shall have been given by the undersigned or any other officer of the Company, the Bank or the MHC. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank, the MHC and the controlling persons and indemnified parties referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, or in respect of, or by virtue of, this Agreement or any provision herein contained.

          11.  Closing. At the Closing, Trident shall submit a list of the
               -------
persons subscribing for the Shares and the number of Shares so subscribed. The Company, the Bank or the MHC shall deliver to Trident in immediately available funds the commissions and remaining expenses due and owing to Trident as set forth in Section 1 hereof, and the opinions and certificates required hereby and other documents deemed reasonably necessary by Trident shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

          12.  Partial Invalidity. In the event that any term, provision or
               ------------------
covenant of this Agreement or the application thereof to any circumstance or situation shall be invalid or unenforceable in whole or in part, the remainder hereof and the application of such term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant of this Agreement shall be valid and enforceable to the full extent permitted by law.

          13.  Construction. This Agreement shall be construed in accordance
               ------------
with the internal laws of the State of Tennessee (without regard to Tennessee conflicts of laws principles).

          14.  Counterparts. This Agreement may be executed in separate
               ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     If the foregoing correctly sets forth the understanding between Trident and the Company, the Bank and the MHC please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between Trident and the Company, the Bank and the MHC.


                                       Very truly yours,

                                       COMMUNITY NATIONAL CORPORATION


                                       By:
                                          -------------------------------
                                          Howard W. Tignor
                                          President

                                       LEXINGTON FIRST FEDERAL SAVINGS BANK


                                       By:
                                          -------------------------------
                                          Howard W. Tignor
                                          President


                                       LEXINGTON FIRST FEDERAL MUTUAL
                                            HOLDING COMPANY

                                       By:
                                          -------------------------------
                                          Howard W. Tignor
                                          President

Accepted as of the date first above written:

TRIDENT SECURITIES, INC.


By:
   ------------------------
   Timothy E. Lavelle
   its
      ---------------------